UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     December 7, 2004
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                        BNP RESIDENTIAL PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

          Maryland                       1-9496                  56-1574675
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


        301 S. College Street, Suite 3850
            Charlotte, North Carolina                          28202
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     (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code    (704) 944-0100
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        --- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        --- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        --- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        --- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.        Entry into a Material Definitive Agreement.

         On December 7, 2004, BNP Residential Properties, Inc. and our operating partnership, BNP Residential Properties Limited Partnership, entered into exchange agreements with Timberline Ventures, LLC, Laurel Springs II, LLC, Salem Ridge/Shugart, LLC and Beach Investment Properties, LLC, and each entity's respective members, pursuant to which BNP will acquire a portfolio of four apartment communities containing an aggregate of 1,086 apartment units. The aggregate purchase price for the properties will be approximately $51.8 million, and consists of the assumption or refinancing of up to approximately $43.2 million of debt on the properties, with the remaining amount (estimated at approximately $8.6 million) to be paid in operating partnership units with an imputed value of $13.50 per unit. Under the terms of the exchange agreements, we will issue all such operating partnership units at closing, except for 74,074 deferred units that we will issue one year after closing


         Each selling entity is an affiliate of Grover F. Shugart, Jr. and/or Brian D. Shugart. Prior to the execution of the exchange agreements, Grover F. Shugart, Jr. previously sold one apartment property to us in a similar transaction in which he received units in our operating partnership as partial consideration. Also, we currently manage each of the properties under a third-party management contract. Other than as described above, no material relationship existed between us and the contributors prior to the execution of these agreements.

         The purchases of the properties under the exchange agreements are subject to numerous customary conditions, including lender consents to the assumption of debt and satisfactory completion by us of a due diligence review of the properties. Also, we are not obligated to purchase any of the properties unless we can complete the acquisition of all four properties under the exchange agreements. The exchange agreements provide for completion of the purchases by March 31, 2005; however, we provide no assurance that we will complete the purchase of the properties under the exchange agreements.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. BNP currently owns and operates 25 apartment communities containing 6,113 apartments and provides third-party management services for 7 multi-family communities (including the four communities described above) containing 1,799 units. In addition to the apartment properties, we own 40 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, which we refer to as the operating partnership. All of our operations are conducted through the operating partnership.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BNP RESIDENTIAL PROPERTIES, INC.


Date   December 9,  2004           By:        /s/ Pamela B. Bruno
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                                            Pamela B. Bruno
                                            Vice President, Treasurer and
                                            Chief Accounting


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